UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant: ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
PREMIER EXHIBITIONS, INC.
(Name of Registrant as Specified in Its Charter)
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FOR IMMEDIATE RELEASE
Premier Exhibitions Files Preliminary Consent Revocation Statement with SEC
ATLANTA, December 29, 2008 — Premier Exhibitions, Inc. (NASDAQ: PRXI) (“Premier”) today announced that it has filed a preliminary Consent Revocation Statement with the Securities and Exchange Commission. The preliminary Consent Revocation Statement was filed in connection with the opposition by Premier’s Board of Directors to the solicitation of written shareholder consents by Sellers Capital LLC and Sellers Capital Master Fund, Ltd. (together, “Sellers Capital”) to elect four nominees of Sellers Capital to serve as members of Premier’s Board of Directors.
For the reasons set forth in the preliminary Consent Revocation Statement, Premier’s Board of Directors strongly believes that the consent solicitation currently undertaken by Sellers Capital is not in the best interests of Premier or its shareholders.
PREMIER RECOMMENDS THAT SHAREHOLDERS NOT SUBMIT A CONSENT SOLICTED BY SELLERS GROUP OR THAT THEY REVOKE ANY CONSENT PREVIOUSLY PROVIDED TO SELLERS.
Premier has made a filing with the SEC of a preliminary Consent Revocation Statement and an accompanying Consent Revocation Card to be used to solicit revocations of written consents in connection with the solicitation of written consents by Sellers Capital from shareholders of Premier. Promptly after filing its definitive Consent Revocation Statement with the SEC, Premier will mail the definitive Consent Revocation Statement and a BLUE Consent Revocation Card to each shareholder entitled to deliver a written consent in connection with the consent solicitation.
PREMIER URGES SHAREHOLDERS TO READ THE PRELIMINARY CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PREMIER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE IT CONTAINS, OR WILL CONTAIN, IMPORTANT INFORMATION.
Additional Information:
D.F. King & Co., Inc. has been retained by the Company as consent revocation solicitation agent. Shareholders with questions are encouraged to call them toll-free 1-800-735-3107.
Shareholders are able to obtain, free of charge, copies of the preliminary Consent Revocation Statement, and will be able to obtain, free of charge, copies of the definitive Consent Revocation Statement and any other documents filed by Premier with the SEC in connection with the consent solicitation, from the SEC’s website at www.sec.gov, from Premier, or from D.F. King & Co., Inc.
Certain of Premier’s directors, executive officers and other employees may be deemed to be “participants” in the solicitation of revocations of consents. Information regarding the names and interests of these persons is contained in the preliminary Consent Revocation Statement (including any amendments or supplements thereto).

Website: www.premierexhibitions.com

INVESTOR RELATIONS:	MEDIA INQUIRIES:
Bud Ingalls	Katherine Morgenstern
Chief Financial Officer	Director of Public Relations
404-842-2600 bingalls@prxi.com	404-842-2600 kmorgenstern@prxi.com

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